Exhibit 10.34

XATA CORPORATION

AMENDED RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of    , by and between XATA Corporation, a Minnesota corporation (the “Company”) and    (“Employee”).

     Recitals

     1. The Company desires to afford the Employee an opportunity to acquire shares of its common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2002 Long-Term Incentive and Stock Option Plan, as amended (the “Plan”), a copy of which has been provided to Employee and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement. For purposes of this Agreement and the Plan, employment by any subsidiary of the Company is equivalent to employment by the Company.

     2. The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.

     ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

     1. Restricted Stock Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Employee as of the date hereof a restricted stock award for    (   ) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the Award Shares shall be the effective date hereof; provided, however, all of Employee’s right, title and interest in and to the Award Shares shall be subject to Section 2 below.

     2. Vesting of Award Shares.

          (a) Subject to Sections 2(b), (c), (d) and (e) below, all of Employee’s right, title and interest in and to the Award Shares is and shall be contingent upon and subject to the continued full time employment of Employee by the Company during the vesting periods (the “Vesting Periods”). At the end of each Vesting Period, and provided that Employee is then a full time employee of the Company, Employee shall be deemed to be fully vested without restriction in all of the Award Shares covered by that Vesting Period. Each Vesting Period begins on the effective date hereof.

No. of Award Shares	End of Vesting Period

          (b) In the event that Employee voluntary resigns from Employee’s full time employment with the Company or is terminated by the Company for cause during any Vesting Period, Employee shall forfeit all right, title and interest in and to all unvested Award Shares.

          (c) In the event that Employee is terminated from employment by the Company without cause during any Vesting Period, or in the event that Employee is terminated from employment prior to the end of any Vesting Period because the Employee has died or become permanently disabled within the meaning of Section 105(b) (4) of the Internal Revenue Code of 1986, Employee shall thereupon become immediately vested without restriction in all of the Award Shares covered by that unexpired Vesting Period. Employee shall forfeit all right, title and interest in and to all other unvested Award Shares.

     3. Restriction on Transfer. No interest in unvested Award Shares shall be transferable by any means (e.g. sale, assignment, pledge, gift).

     4. Issuance and Delivery of Certificates for Award Shares.

          (a) As soon as practicable after the execution hereof, the Company shall issue in Employee’s name, and retain in the custody of the Company pursuant to Section 4(b) below, a certificate for paid-up, non-assessable Shares for the full number of the Award Shares. The Company shall place a stop transfer order on its stock records with respect to the Award Shares, and the certificate for the Award Shares shall contain the following legend:

“The securities evidenced by this certificate were issued pursuant to a Restricted Stock Award Agreement between the holder and the issuer dated    (the “Agreement”), and no sale, offer to sell, transfer, pledge or other hypothecation of these securities may be made so long as the securities remain subject to the restrictions set forth in the Agreement.”

          (b) Employee acknowledges and agrees that the Company shall retain the custody of the certificates for the Award Shares, and that the certificates will not be delivered to Employee except as provided in Section 4(c) below. Upon execution of this Agreement, Employee has also executed and delivered to the Company an Assignment Separate from Certificate, authorizing the Company as attorney to transfer the certificate for the Award Shares to the Company upon forfeiture pursuant to this Agreement.

          (c) As soon as reasonably practicable after termination of the transfer restrictions pursuant to Section 3 above, the Company will deliver a certificate for the Award Shares, adjusted as necessary for the actual number of Award Shares in which Employee has become vested, without the restrictive legend set forth in Section 4(a). Delivery of the certificate under this Section 4(c) shall be made at the principal office of the Company to the person or persons entitled thereto during ordinary business hours of the Company not more than thirty (30) days after the vesting of the Award Shares, or at such time, place and manner as may be agreed upon by the Company and the person or persons entitled to the Award Shares.

     5. Rights and Restrictions as a Shareholder. During the Employee’s continued full time employment with the Company or its subsidiaries Employee shall have full voting rights, dividend rights and other rights as a shareholder with respect to all vested (but not unvested) Award Shares. So long as the Company retains custody of the certificates for the Award Shares, Employee shall not (i) sell, offer to sell, transfer, pledge or hypothecate any record or beneficial interest in the Award Shares, other than to the Company as provided in this Agreement or (ii) grant any proxies or voting rights with respect to the Award Shares, except to the Company. The Employee hereby grants an irrevocable proxy to the chief executive officer and the chief financial officer of the Company (the act of one of them being sufficient), which is coupled with an interest as described in Minnesota Statutes § 302.449, to vote all unvested

Award Shares, in the sole discretion of such officer (subject to direction by the Board of Directors of the Company) on any and all matters put to a vote of the shareholders of the Company. Upon vesting of the Award Shares pursuant to Section 2 above, Employee (or the person or persons then entitled to the Award Shares or any portion thereof pursuant to Section 2(d) above) shall have full voting rights, dividend rights and other rights as a shareholder with respect to such Award Shares.

     6. Stock Dividends, Stock Splits and Other Adjustments. During the time that the Award Shares are subject to the vesting restrictions set forth in Section 2 above, if a stock dividend or stock split is declared on the outstanding Shares of the Company, or if outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Award Shares relate (the “Adjusted Shares”), to the end that the proportionate interest of Employee, as a shareholder of the Company with respect to the Award Shares when and if vested, shall be maintained as before the occurrence of such event. As used herein, the term Award Shares include any corresponding Adjusted Shares. The Company shall retain the custody of each certificate for the Adjusted Shares pursuant to Section 4(b) above.

     7. Withholding. Employee shall pay on a timely basis all withholding and payroll taxes and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof, if any) to Employee under this Agreement shall be subject to and conditioned upon Employee’s payment of all applicable Withholding Taxes. Employee hereby authorizes the Company to withhold such Withholding Taxes from his salary and/or commissions.

     8. Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Employee will be deemed to have made the following investment representation on the date of issuance:

Employee intends to acquire the Award Shares for Employee’s own account for investment purposes and not with a view to resale in connection with any distribution thereof. Employee has no present intention, and is not a party to any agreement or arrangement, to resell or dispose of any of the Award Shares. Employee understands and agrees that the Company has no obligation to register the Award Shares and that the Award Shares will not be registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws, on the grounds that the Award Shares are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and the state securities laws. Employee further understands and agrees that the Award Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing securities acts. Accordingly, Employee acknowledges that the Company is not required to recognize any transfer of the Award Shares if such transfer would result in violation of any federal or state law regarding the offering or sale of securities. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:

“The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such law is then, in fact, applicable to such securities.”

     9. Legend on Shares if Registered. If Employee is deemed an affiliate of the Company, the Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares (or a portion thereof) may contain substantially the following legend:

“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”

     10. Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Employee for any cost, loss or expense the Employee may incur in connection with, or arising out of any transaction under, this Agreement.

     11. No Employment Agreement. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to employ the Employee on any terms or for any specific period of time.

     12. Nontransferability. The rights of the Employee under this Agreement shall not be assigned, transferred, pledged or otherwise hypothecated by the Employee other than by will or the laws of descent and distribution.

     13. Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Award Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

     14. Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Employee with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.

     15. Governing Law. Any issue related to the formation, execution, performance and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

     16. Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

XATA CORPORATION	EMPLOYEE
By
Title

ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED,    hereby sells, assigns and transfers unto XATA Corporation    shares, or portion thereof, of the Common Stock of XATA Corporation, standing in his name on the books of said Company, represented by Certificate No.    upon the forfeiture of said shares under that certain Restricted Stock Award Agreement dated    , and do hereby irrevocably constitute and appoint XATA Corporation attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

SIGNATURE GUARANTEE:

Employee_______________
Date___________________

ADDENDUM
TO
RESTRICTED STOCK AWARD AGREEMENT
Dated ________________, 2004

     The terms of this Addendum are hereby made a part of the Restricted Stock Award Agreement dated    , 2004 (“Agreement”) by and between XATA Corporation (“XATA”) and Employee (named above). Capitalized terms not defined below have the definitions set forth in the Agreement.

     XATA and Employee agree that if there is a Change of Control (as defined in the Plan) and within six months following such Change of Control:

(a)	Employee is terminated without Cause; or

(b)	Employee terminates his employment for Good Reason;

then Employee shall thereupon become immediately vested without restriction in all of the Award Shares.

The following definitions apply for purposes of this Addendum:

Cause A termination of employment shall be for “Cause” only if the Employee:

(i)	has been convicted of a felony;

(ii)	has engaged in an act or acts of personal dishonesty intended to result in substantial personal enrichment of the Employee at the expense of XATA;

(iii)	has intentionally engaged in other conduct that is demonstrably and materially injurious to XATA, monetarily or otherwise;

(iv)	has committed a fraud;

(v)	has committed an act involving dishonesty or disloyalty with respect to XATA or any of its subsidiaries or affiliates;

(vi)	has engaged in conduct tending to bring XATA or any of its subsidiaries or affiliates into substantial public disgrace or disrespect; or

(vii)	has acted or failed to act in a manner involving gross negligence or willful misconduct with respect to XATA or any of its subsidiaries or affiliates.

Change of Control A Change of Control has occurred if there has been:

(i)	A sale, consolidation, merger, acquisition or affiliation which results in the Employee not remaining as President and Chief Executive Officer with essentially the same duties and responsibilities as prior to the sale, consolidation, merger, acquisition or affiliation; or

(ii)	A sale, consolidation, merger, or acquisition in which XATA becomes accountable to, or a part of, a newly created company or controlling organization where at least 50% of the members of the Board of the newly created company or controlling organization were not members of XATA’s Board immediately prior to such sale, consolidation, merger, or acquisition.

     Termination by Employee for Good Reason. If Employee terminates his employment due to any of the following actions or failures by XATA, such termination shall be deemed to be for “Good Reason:”

(i) Assignment to Employee by XATA of duties which are inconsistent with Employee’s position, duties, responsibilities, and status with XATA, or a change in Employee’s titles or offices, or any removal of Employee from, or any failure to reelect or reappoint Employee to any such positions, except in connection with the termination of his employment for Disability (as defined in the Employment Agreement dated    , 200    between Employee and XATA) or Cause.

(ii) Any failure to XATA to continue in effect, or to provide a comparable substitute for, any benefit plan or arrangement (including, without limitation, any profit sharing plan, executive supplemental medical plan, group life insurance plan, and medical, dental, accident, and disability plans but excluding incentive plans or arrangements) in which Employee is participating as in effect on the date hereof (or any other plans providing Employee with substantially similar benefits) (hereinafter referred to as “Benefit Plans”), or by the taking of any action by XATA that would adversely affect Employee’s participation in or materially reduce Employee’s benefits under any such Benefit Plan or deprive Employee of any material fringe benefit enjoyed by Employee as in effect on the date hereof.

(iii) Any failure by XATA to continue in effect, or to provide a comparable substitute for any incentive plan or arrangement (including, without limitation, any incentive compensation plan, long-term incentive plan, bonus or contingent bonus arrangements or credits, the right to receive performance awards, or similar incentive compensation benefits) in which Employee is participating, or is eligible to participate (hereinafter referred to as “Incentive Plans”), or the taking of any action by XATA which would adversely affect Employee’s participation in any such Incentive Plan.

XATA CORPORATION
By
Title